UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction ofincorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
—————————————————————————
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On August 1, 2008, Artesian Water Maryland, Inc. (“Artesian Maryland”), a subsidiary of Artesian Resources Corporation (“Artesian Resources”), completed its acquisition of all the outstanding membership interests of Mountain Hill Water Company, LLC (“Mountain Hill”) from its sole member, Sunrise Holdings, L.P. (“Sunrise”), for a purchase price of approximately $7.093 million.  The acquisition included a 0.3 million gallon per day water treatment facility, four wells with a capacity of up to 500,000 gallons per day, a 500,000 gallon elevated storage tank and approximately eight miles of main, all situated within the core of Cecil County’s designated growth corridor.  The acquisition provides Artesian Maryland the right to serve the entire 8,000 acres owned by Sunrise or its associates.  Mountain Hill serves two commercial accounts in the Principio Business Park, located within Cecil County, Maryland’s designated growth corridor.  Mountain Hill will also provide water service to future customers in the Principio Business Park and will provide water service to the proposed 660 home residential development of Charlestown Crossing as well as the surrounding area.

Approximately $4.772 million of the total purchase price was paid at closing.  In addition, on the closing date, Artesian Maryland executed a promissory note in the amount of approximately $2.321 million to Sunrise (the “Note”) that bears interest at a variable interest rate based upon the London Interbank Offering Rate plus 150 basis points.  The Note is payable in four equal annual installments, commencing on the first anniversary of the closing date.  The Note is secured by a first lien security interest in all of Mountain Hill’s assets in favor of Sunrise and is guaranteed by Artesian Resources.

As a condition to the purchase, Artesian Maryland further agreed that, subject to certain conditions, at the request of Sunrise or one if its designated affiliates, Mountain Hill or one of its affiliates would supply water to any user located in any territory within Cecil County that is served by Mountain Hill or one of its affiliates.  This obligation is guaranteed by Artesian Resources and will remain in place as long as Mountain Hill or one of its affiliates own water infrastructure in Cecil County Maryland.

On the closing date, Artesian Resources executed a Guaranty in favor of Sunrise that evidences the guarantee arrangements described above.

A copy of the Purchase Agreement, attached as Exhibit 10.1 to Artesian Resources’ Form 8-K filed with the Securities and Exchange Commission on May 9, 2008, is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, including statements regarding future water service by Mountain Hill. The forward-looking statements are subject to various risks and uncertainties including delayed or reduced development plans and other specific factors described in Artesian Resources’ 2007 Annual Report on Form 10-K.  Such information contained herein represents Artesian Resources’ management’s best judgment as of the date hereof based on information currently available.  Artesian Resources does not intend to update this information.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 Limited Liability Interest Purchase Agreement, dated May 5, 2008 by and among Artesian Maryland, Inc., a Delaware, Mountain Hill Water Company, LLC, a Maryland limited liability company, Sunrise Holdings, L.P., a Pennsylvania limited partnership and Artesian Resources Corporation, a Delaware corporation, for the limited purposes set forth therein (Incorporated by reference to Exhibit 10.1 to the Artesian Resources’ Form 8-K filed with the Securities and Exchange Commission on May 9, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: August 7, 2008	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer